U.S. SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549




                                    FORM 8-K




                               Current Report
                      Pursuant to Section 13 or 15 (d) of
                     The Securities and Exchange Act of 1934

       Date of Report (Date of earliest event reported):  May 11, 2000


                            ANTENNA PRODUCTS, INC.
           (Exact name of registrant as specified in its charter)

                                  Delaware
                (State of other jurisdiction of incorporation)


          0-12866                                       75-1907070
       (Commission File Number)       (IRS Employer Identification No.)


                              1209 Orange Street
                         Wilmington, Delaware 19801
             (Address of Principal Executive Officers)  (Zip Code)



      Registrant's telephone number, including area code:  (302) 658-7581



Item 2.		Acquisition or Disposition of Assets

Antenna Products Corporation, a Texas Corporation and wholly owned subsidiary of Antenna Products, Inc., purchased the complete line of commercial telecommunications antennas known as the Phazar(TM) product line from BAE SYSTEMS Advanced Systems on May 1, 2000. The tangible assets purchased consisted of the inventory, tooling, fixtures, radome molds, test equipment, and demonstration equipment. The intangible assets purchased included the patents, copyrights, trademarks, engineering data, manufacturing drawings, manufacturing method sheets, test procedures, quality program plans, vendor lists, customer lists, product data sheets, Chameleon(TM), and pattern Information. No real property was included in the sale. The product line will be moved to the Antenna Products Corporation plant in Mineral Wells, Texas. The inventory (valued at cost) was purchased for $360,000 cash. The remainder, including the intangible assets valued at a substantial discount to the seller's development costs, was purchased for 172,800
unregistered shares of Antenna Products, Inc. common stock.   On May 1,
2000, the closing price on The Nasdaq SmallCap Market of Antenna
Products, Inc. common stock was $2.96875.   Additionally, a 6% royalty
on the sales of the Intelligent Antenna System products is due for seven years. The transaction was financed by drawing $360,000 on the existing accounts receivable and inventory credit line at The Frost National Bank, San Antonio, Texas.

Prior to the consummation of this transaction, there were no material relationships between BAE SYSTEMS Advanced Systems and Antenna
Products, Inc. or any of their affiliates, any directors or officers, or any associate of any such director or officer.

The product line purchased consists of eighteen models of planar single beam (PSB) cellular antennas, two models of intelligent antenna systems
(IAS), fifteen U.S. Patents, one pending U.S. Patent Application, and multiple corresponding Foreign Patents and pending Patent Applications. A camouflaging system for environmental concealment of the antennas called Chameleon(TM), was also included in the sale. This product line complements Antenna Products Corporation's existing commercial antenna product lines and will be produced at the plant in Mineral Wells, Texas.


Item 7.  Financial Statements and Exhibits.

Items (a) and (b) have not been submitted since this business acquisition does not meet the SEC's definition of a significant acquisition.

Item (c) Exhibits.

Asset purchase agreement between BAE SYSTEMS AEROSPACE INC.
Advanced Systems and Antenna Products, Inc.

Index of exhibits to asset purchase agreement between BAE SYSTEMS
AEROSPACE INC. Advanced Systems and Antenna Products Inc.













                            ASSET PURCHASE AGREEMENT

                                     between

                           BAE SYSTEMS AEROSPACE INC.
                               Advanced Systems

                                      and

                             ANTENNA PRODUCTS, INC.







                                 May 1, 2000










                           ASSET PURCHASE AGREEMENT


     This Agreement, dated as of May 1, 2000, is by and between BAE SYSTEMS AEROSPACE INC., Advanced Systems, Greenlawn, NY 11740 ("AS"), and ANTENNA PRODUCTS, INC., Fort Worth, TX 76121 ("AP").

                             R E C I T A L S:

     AS desires to sell, and AP desires to purchase, certain of AS' assets, in accordance with the Memorandum of Offer for Sale of the Phazar(TM) Antenna Business Unit of Advanced Systems Division, Marconi Aerospace Systems, Inc., dated December 1, 1999, and the conditional Letter of Intent between the parties, dated March 15, 2000.

     Therefore, on the terms and subject to the conditions herein set forth, the parties hereto hereby agree as follows:

                                  ARTICLE I

                           _ Purchase and Sale_

     1.1(A)	_Sale and Purchase of Assets_  Subject to and upon the
terms and conditions contained herein, at the Closing (as hereinafter defined), AS shall sell, transfer, assign, convey and deliver to AP, F.O.B. Greenlawn, New York and on an "AS IS, WHERE IS" basis, but free and clear of all liens, claims and encumbrances, and AP shall purchase, accept and acquire from AS on such basis, the tangible and intangible assets listed or otherwise specifically identified in Schedule1.1 attached hereto (collectively called the "Assets") associated with the following:

     (a)	The Planar Single Beam (PSB) Antenna Product Line,

        	The sale covers all the Assets identified in Schedule 1.1

     (b)	The Chameleon(TM) Coating process,

        	The sale covers all the Assets identified in Schedule 1.1

     (c)	The Intelligent Antenna Systems (IAS) for ESMR Product
         Line,

        	The sale covers all the Assets identified in Schedule 1.1

     (d)	The Intelligent Antenna System (IAS) for AMPS Product Line

        	The sale covers all the Assets identified in Schedule 1.1

     (e)	Intellectual property

         The sale covers all the patents and other intellectual property identified in Schedule 1.1, and

     (f)	Backlog

         The sale covers the backlog identified in Schedule 1.1.

     1.1(B) _	Limited License to Use "Hazeltine" Name_  AS is the
owner of commercial rights in the name "Hazeltine" in the field of electronics and has used that name in marketing products in its Commercial Antenna Product Lines. AS hereby grants AP an exclusive, nontransferable and limited license to use the "Hazeltine" name solely in conjunction with marketing the existing products of the Commercial Antenna Product Lines covered by the Assets, including variants and derivatives of such products, (collectively the "Subject Products") and only in the commercial wireless communications market. Upon request from time to time by AS, AP agrees to provide AS with any reasonable information required by AS to determine that AP's usage of the "Hazeltine" name is in conformance with the limited license granted to AP above and does not in any way disparage the name or otherwise adversely affect the reputation and good will of AS.

     1.1(C)_	Retained Rights_  With respect to the patents,
copyrights, trade secrets and any and all other intellectual property rights included in the Assets, AS retains an irrevocable, royalty-free, exclusive, transferable, divisible, worldwide and unlimited right, together with the right to grant licenses and to enforce against past, present or future infringers, for all uses and purposes whatsoever in the military field (i.e., uniformed military service excluding uniformed public safety) and an irrevocable, royalty-free, nonexclusive, transferable, divisible, worldwide and unlimited right, together with the right to grant licenses and to enforce against past, present or future infringers, for all uses and purposes whatsoever in all other fields of use excluding the field of commercial wireless communications, in which AP shall have exclusive rights even as to AS including the exclusive right to sell Subject Products (i.e., commercial wireless communication antennas) to customers in the military field. In the event AP in the future elects to discontinue, abandon or otherwise not fully maintain any of the intellectual property included in the Assets, AP shall give AS not less than six (6) months advance notice thereof in writing and, at AS' election, assign and transfer to AS, without cost, all AP's rights, title and interest in and to the particular intellectual property involved. Failure to maintain a specific intellectual property right shall not affect the remaining intellectual property rights included in the Assets.

     1.2	_Closing_  The closing of the transaction contemplated hereby
(the "Closing") shall occur at 1:00 p.m. local time on May 1, 2000 (the "Closing Date"), in the offices of AS at One Hazeltine Way, Greenlawn,
New York, or at such other time and place as shall be mutually agreed to in writing by the parties hereto.

     1.3 _	Purchase Price_  All Assets identified in Section 1.1(A)
above are included in the following Purchase Price.  AP agrees to:

     (a)	Pay AS $360,000 cash, payable at Closing by bank cashier's
         check or by bank-to-bank electronic transfer of funds to AS' account in a bank designated by it, at AS' option;

     (b)	issue simultaneously to AS and any of its designees, at
         Closing to 172,800 shares of AP Common Stock, the actual
         Share Certificate(s) to be delivered by AP's transfer agent within thirty (30) days of Closing. AS hereby acknowledges and agrees that the Common Stock to be transferred by AP shall contain a restrictive legend as set forth on Attachment B-1 of Exhibit B hereto and shall be issued in the form of, and shall constitute "restricted securities," as such term is defined in Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), and will be issued pursuant to the exemption from registration afforded by Section 4(2) of, or other provisions under the Securities Act and Regulation D promulgated thereunder;

     (c)	make an annual payment to AS for seven (7) successive
         years, beginning on the 1st day of the month that is thirteen (13) calendar months following the Closing and on the same date annually for the next six (6) succeeding years in an amount equal to 6% of the cumulative total annual net sales of all IAS Products (as used herein, "IAS Product" means an antenna system that adaptively changes beam patterns to enhance wireless communications network performance) and derivatives by AP (including any affiliates and licensees) in the immediately preceding twelve (12) month period. Such payment shall be made by electronic transfer of funds to AS' account in a bank designated by AS, and AP shall simultaneously deliver to AS a corresponding written report providing sufficient information to enable AS to verify AP's calculation of such payment. AP shall maintain accurate books and records of all such sales and annual payments, and AS shall have the right to have such books and records audited by a mutually acceptable independent auditor, not more often than annually, for the sole purpose of determining the accuracy of AP's annual reports and payments to AS. And,

     (d)	pay AS $60,000 for up to  1040 hours of Other Support
         (inclusive of all travel and subsistence expenses incurred by AS personnel in providing Other Support elsewhere than on Long Island, New York provided the proportion of Other Support requested by AP to be performed elsewhere is reasonable) in accordance with Section 1.6 below, such sum to be paid to AS at the rate of $10,000 per month beginning on the last day of the month next following the Closing and a like amount on the same day of each month for the next five succeeding months. In addition, AP shall pay AS at the rate of $140.00 per hour for any and all additional support, in excess of the 1040 hours provided for above, which AP may request and AS may agree to provide pursuant to Section 1.6, and AP shall reimburse AS for reasonable travel and subsistence expenses incurred by its personnel when providing such additional Other Support to AP at other than AS' facility in Greenlawn, New York, at AP's request.

     (e)	pay AS $82.00 per hour for manufacturing services (at its
         facility in Greenlawn, New York) to complete the manufacturing of any item which may be listed in the Backlog, Attachment "K" of Schedule 1.1 and which AP may, within 30 days following Closing, request AS to complete, subject to the availability of the necessary Assets at AS' facility in Greenlawn in light of AP's right to require delivery of Assets under Section 5.7 below.

     1.4 _Assumption of Liabilities_  Except as provided in Section
4.3 below with respect to warranty claims for Subject Products sold by AS prior to the closing, AP shall not assume or agree to pay, perform or discharge any liabilities or obligations of AS, whether accrued, absolute, contingent or otherwise, including without limitation liabilities based on or arising out of or in connection with (a) any defects in products manufactured or sold by AS, (b) any implied or express warranties relating to such products, or (c) any pension or other benefit liability relating to AS's employees.

     1.5 _	Physical Inventory_  The inventory identified in Schedule
1.1 notwithstanding, immediately preceding the Closing Date, AS and AP shall jointly conduct a physical inventory (the "Inventory") of Assets of the type covered by Schedule 1.1 then in AS's possession. However, any difference in the final Inventory shall not affect the Purchase
Price to be paid by AP in accordance with Section 1.3 above.

     1.6	 _Transition Support_  AS agrees to provide to AP, at no cost to AP, the exclusive consulting services of its part-time employee
Henry Bachman on a schedule to be mutually agreed between AP and Mr.
Bachman for no more than 1040 manhours over a period of eighteen (18) months from the Closing, to facilitate the technical, manufacturing and marketing efforts associated with the transition of the Assets to and their use by AP. AS further agrees to update its existing strategic plan for the IAS products and provide the updated plan to AP at no cost. In addition to the foregoing, AS agrees to provide up to 1040 hours of technical, marketing and manufacturing support, on a mutually convenient schedule, as may be required by AP to successfully transition the Assets to and facilitate their use by AP (the "Other Support"). In the event AP requests additional support in excess of the 1040 hours of Other Support provided for above, AS will endeavor to supply it provided that doing so shall not conflict or interfere with AS' other business activities and obligations.

     1.7	_Instruments of Transfer; Further Assurances_  In order to
consummate the transactions contemplated hereby, the following documents shall be delivered:

     (a)	At the Closing, AS shall deliver to AP (i) a Bill of Sale
         for the Assets in the form attached as Exhibit A, (ii) such additional instruments as may be reasonably required by AP to evidence or perfect the transfer of ownership of any of the Assets to AP, and (iii) such instrument as may be reasonably required by AP to evidence AP's license to use the name "Hazeltine" as set forth in Section 1.1(B) above.

     (b)	At the Closing, AP shall deliver to AS the cash portion of
         the Purchase Price as set forth in Section 1.3(a) above and AP shall also deliver to AS an instrument in the form attached as Exhibit B evidencing the transfer of title to 172,800 shares of AP Common Stock as set forth in Section
         1.3(b) above, and AP shall instruct its Transfer Agent to issue and deliver Certificates for such 172,800 shares of AP Common Stock within thirty (30) days as set forth in
         Section 1.3(b) above.


     (c)	At the Closing and at all times thereafter as may be
         necessary, upon AP's reasonable request AS shall execute and deliver to AP such other instruments of transfer as shall be reasonably determined to be necessary or appropriate to vest in AP good and indefeasible title to the Assets and to otherwise comply with the purposes and intent of this Agreement, including, but not limited to, the execution and delivery, within thirty (30) days of Closing, of assignments of the intellectual property rights in the form Attached as Exhibit C and executed by the record owner of such rights.

                                  ARTICLE II

                     _AP's Representations and Warranties_

     AP represents and warrants that the following are true and correct as of this date and will be true and correct through the Closing Date as if made on that date:

     2.1 _Organization and Good Standing_ AP is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation (Delaware), with all requisite power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement, and to consummate the transactions contemplated hereby.

     2.2	 _Authorization and Validity_  The execution, delivery and
performance of this Agreement and any other agreements contemplated hereby by AP, and the consummation of the transaction contemplated hereby and thereby, have been duly authorized by AP. This Agreement and any other agreement contemplated hereby have been or will be prior to Closing duly executed and delivered by AP and constitute or will constitute legal, valid and binding obligations of AP, enforceable against AP in accordance with their respective terms.

     2.3 	_Noncontravention_  Neither the execution and delivery of
this Agreement by AP, nor the consummation by AP of the transactions contemplated hereby, will violate (a) any provision of the Certificate of Incorporation or Bylaws, as amended, of AP or (b) any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which AP is subject.

     2.4 _	Brokers' Fees_  AP has incurred no liability or obligation
to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which AS is, will be or could become liable or obligated.

     2.5	 _Governmental Authorizations; Consents_  No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or other third party is required on the part of AP with respect to AP's execution or delivery of this Agreement or the consummation of the transaction contemplated hereby.

    	2.6 _Litigation and Proceedings_ There are no lawsuits, actions or other proceedings at law or in equity or before or by any governmental authority or instrumentality or before any arbitrator pending or, to AP's knowledge, threatened, against AP seeking to restrain, enjoin or otherwise prohibit the consummation of the transaction contemplated by this Agreement.

     2.7 _	Independent Investigation_  AP has conducted, to its
satisfaction, an independent "due diligence" investigation of the Assets, and the operation and projected operation of AS's Commercial Antenna Product Lines, in making its determination to proceed with the transaction contemplated by this Agreement, and AP has relied on the results of its own independent investigation as well as only those representations and warranties of Seller expressly and specifically set forth herein.

    	2.8 _	Acquisition of Assets_  AP has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its purchase of the Assets and operation of the corresponding business. AP confirms that AS has made available to AP the opportunity to ask questions of the officers and cognizant management employees of AS and to acquire additional information about the business operated by AS as the Commercial Antenna Product Lines.

    	2.9 _	Financial Capability_  AP has adequate financing or
financial resources available to consummate the transactions contemplated by this Agreement and to make each of the specified payments of the Purchase Price as they come due. AP will have available as of the Closing Date sources of funds sufficient to pay the portion of the Purchase Price specified in Section 1.3(a) above in immediately available cash.

                                 ARTICLE III

                    Representations and Warranties of AS

    	AS represents and warrants that the statements contained below in this Article are true and correct as of the date of this Agreement and will be correct and complete as of the Closing Date, as if made on that date.

     3.1 _	Organization and Good Standing_  AS is a business unit of a
corporation duly organized, validly existing and in good standing under the laws of its State of incorporation (Delaware), with all requisite power and authority to carry on the business in which it is engaged and to own the properties it owns, to execute and deliver this Agreement, and to consummate the transactions contemplated hereby.

     3.2 	_Authorization and Validity_  The execution, delivery and
performance of this Agreement and any other agreements contemplated hereby by AS, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by AS. This Agreement and any other agreement contemplated hereby have been or will be duly executed and delivered by AS and constitute or will constitute legal, valid and binding obligations of AS , enforceable against it in accordance with its respective terms.

     3.3 _Title to Assets_ AS owns the Assets free and clear of all liens, claims and encumbrances, and upon consummation of the transaction contemplated hereby, AP shall receive good, valid and marketable title to the Assets.

     3.4 _Commitments_ AS has not entered into nor are the Assets secured by any partnership, marketing, distribution, security or joint venture agreement. AS is not party to, and none of the Assets are subject to any agreement or instrument, or any charter or other restriction, or any judgment, order, writ, injunction, decree, rule or regulation, that could or does materially adversely affect the Assets.

     3.5	_Insurance_  All insurable properties of AS the subject of
this Agreement are self insured or insured for its benefit under valid and enforceable policies, issued by insurers of recognized responsibility in amounts and against such risks and losses as is customary in AS' industry.

     3.6	 _Patents, Trademarks and Copyrights_  AS has no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of AS relating to the Commercial Antenna Product Lines infringes upon any rights of any other person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened to the knowledge of AS which challenge the rights of AS with respect thereto.

     3.7 _No Violation_ Neither the execution and performance of this Agreement nor any agreement contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (a) result in a violation or breach of the Articles of Incorporation or Bylaws of AS or any agreement or other instrument under which AS is bound or to which any of the Assets are subject, or result in the creation or imposition of any lien, charge or encumbrance upon any of such Assets, or (b) violate any applicable law or regulation or any judgment or order of any court or governmental agency.

     3.8 	_Consents_  No authorization, consent, approval, permit or
license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of AS.

     3.9 	_Compliance with Laws_  There are no existing violations by
AS of any applicable federal, state or local law or regulation that could adversely affect its right to transfer to AP valid title to the Assets in accordance with the terms and conditions of this Agreement.

     3.10 _Finder's Fee_ AS has not incurred any obligation for any finder's, broker's or agent's or advisor's in connection with the transactions contemplated herein except to those advisors expressly identified in the Memorandum of Offer.

     3.11	_Litigation_  AS has not had any legal action or
administrative proceeding or investigation instituted or, to the best of the knowledge of AS, threatened against or affecting, or that could adversely affect any of the Assets. AS is not (a) subject to any continuing court or administrative order, writ, injunction or decree applicable specifically to the Assets, or (b) in default with respect to any such order, writ, injunction or decree such as to adversely affect any of the Assets. AS knows of no basis for any such action, proceeding or investigation.

     3.12 _Accuracy of Information Furnished_ All PSB and ESMR IAS manufacturing drawings identified in Schedule 1.1 are those currently used by AS to manufacture the corresponding commercial antenna product.

     3.13 _Inventory_  The PSB and ESMR IAS inventory identified in
Schedule 1.1 is current, in good condition, and suitable for use in manufacturing the corresponding commercial antenna product and is in conformity with the manufacturing drawings identified in Schedule 1.1 as they existed at the time the corresponding item was acquired or manufactured by AS.

     3.14 _Books of Account_ The books of account of AS relating to the Assets have been kept accurately in the ordinary course of its business, the transactions entered therein represent bona fide transactions and the revenue, expenses, assets and liabilities of AS have been properly recorded in such books.

     3.15 _Corporate ("Hazeltine") Name_ There are no actions, suits or proceedings pending, or in the knowledge of AS threatened, against or affecting AS which may result in any impairment of the right of AS to grant to AP the right to use the "Hazeltine" name in accordance with Section 1.1(B) above.

     3.16	_Backlog_  The PSB Backlog identified in Schedule 1.1 will
represent AS's internal records of backlog of its unfilled orders for PSB commercial antenna products as of the Closing.

    	3.17	_No Implied Representations or Warranties_  Notwithstanding
anything contained in this Agreement, it is the explicit intent of each party hereto that AS is making no representation or warranty whatsoever, expressed or implied, beyond those expressly given in this Agreement, including any implied warranty or representation as to condition, merchantability, or suitability as to any of the Assets. It is understood that any cost estimates, projections or other predictions contained or referred to in the Exhibits or Schedules hereof or in any documents or information that have been provided to or reviewed by AP in connection with this transaction or otherwise are not and shall not be deemed to be representations or warranties of AS.

     3.18 _Disclaimer of Warranty - Assets Transferred "AS IS"_ - Except as expressly set forth in Sections 3.12, 3.13 and
           3.16 above, AP ACKNOWLEDGES AND AGREES THAT THE ASSETS PURCHASED BY IT HEREUNDER ARE BEING SOLD AND TRANSFERRED BY AS ON AN "AS IS, WHERE IS" BASIS, AND THAT EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 3, AND AS TO TITLE, AS IS MAKING NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESSED OR IMPLIED, RESPECTING THE ASSETS, AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER MATTER.

     3.19	_IAS Antenna Warranty_  Except as disclosed on Schedule 4.3, all express warranties given by AS customers in connection with the sale or offer for sale of the IAS Antenna Product have expired and no implied warranties exist in connection with the sale or offer for sale of IAS Antenna Products.

                                  ARTICLE IV

                                AP's Covenants

     4.1 	_Consummation of Agreement_  AP agrees to use its best
efforts to cause the consummation of the transactions contemplated by this Agreement in accordance with their terms and conditions.

     4.2 	_Retention of Records_  AP shall retain all books and records of AS which AP receives from AS for the entire period required by the Internal Revenue Service, the Department of Labor, or other authorities or agencies for which AS is required to retain records. After the Closing, AS and its representatives shall have reasonable access, upon reasonable notice, to all such books and records during normal business hours. In addition, AP shall, upon reasonable request of AS, furnish to AS, upon payment of a reasonable charge, copies of any such books or records.

    	4.3	 _Post-Closing Warranty Obligations_  AP covenants and agrees that following the Closing Date it shall fully honor and diligently perform all of AS' existing warranty obligations identified on Schedule
4.3, and AS shall reimburse AP for actual and reasonable costs incurred by AP in doing so in accordance with the arrangements set forth on
Schedule 4.3.

                                  ARTICLE V

                               AS's Covenants

     AS agrees that on or prior to the Closing:

    	5.1 	_Business Operations_  AS shall use its best efforts to
preserve intact the Assets being sold, to retain its present relevant customers and suppliers so that they may be available to AP after the Closing, and to cause consummation of the transactions contemplated by this Agreement in accordance with its terms and conditions.

     5.2 	_Access_  During AS' regular business hours AS shall permit
AP and its authorized representatives full access to, and make available for inspection, all of the Assets including all patents, documents, and other evidence of intangible Assets, and furnish AP all available documents, records and information with respect to the Assets as AP and its representatives may reasonably request, all for the sole purpose of permitting AP to become familiar with the Assets and the Commercial Antenna Product Lines and provided such access and investigation shall not unreasonably interfere with the operation of AS' business. AP and its representatives shall treat all such information and documents they receive from AS as proprietary and commercially confidential to AS and shall protect them in accordance with the Nondisclosure Agreement between the parties dated January 18, 2000.

     5.3 	_Material Change_  Prior to the Closing, AS shall promptly
inform AP in writing of any material adverse change to the Assets. Notwithstanding the disclosure to AP of any such material adverse change, AS shall not be relieved of any liability for, nor shall the providing of such information by AS to AP be deemed a waiver by AP of the breach of any representation or warranty of AS contained in this Agreement.

     5.4 	_Assets_  AS will not dispose of any of the Assets except in the ordinary course of its operation of the business of its Commercial Antenna Product Lines.

     5.5 	_Mortgages, Liens_  AS will not enter into or assume any
mortgage, pledge, conditional sale or other title retention agreement, or permit any lien, encumbrance or claim of any kind to attach to any of the Assets.

     5.6	 _No Disclosures or Negotiations with Others_  AS will prevent the disclosure of any of the terms or conditions hereof to any other person, other than to those in its corporate group having a need to know and its legal, financial and other advisors, and so long as this Agreement shall remain effective, AS will not negotiate with any other person with respect to the sale of the Assets being sold pursuant to this Agreement.

     5.7 	_Temporary Storage of Assets_  AS shall store at its facility in Greenlawn, New York, under reasonable and customary conditions, all Inventory and other tangible Assets purchased hereunder for a period not to exceed ninety (90) days following the Closing and to pack, in accordance with good commercial practices, all such Inventory and other tangible Assets and make provision, within five (5) business days of receiving AP's written request, to transport such Inventory and tangible Assets (except that consumed or converted into another form in the course of the manufacturing activity contemplated in Section 1.3(e) above) to AP in Texas and using a carrier to be designated by AP (the
cost to be borne by AP).   However, the risk of loss for all Assets
shall pass to AP at Closing.

                                 ARTICLE VI

                         AP's Conditions Precedent

     Except as may be waived in writing by AP, the obligations of AP hereunder are subject to the fulfillment at or prior to the Closing of each of the following conditions:

     6.1 _Representations and Warranties_ The representations and warranties of AS contained herein shall be true and correct as of the Closing, and AP shall not have discovered any material error, misstatement or omission therein.

     6.2 	_Covenants_  AS shall have performed and complied with all
covenants or conditions required by this Agreement to be performed and complied with by them prior to the Closing.

     6.3 	_Proceedings_  No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.

     6.4 	_No Material Adverse Change_  No material, adverse change in the Assets, business operations or financial condition of AS which would have a material effect on the Assets which are the subject of this Agreement shall have occurred after April 19, 2000 and prior to the Closing.

     6.5 	_Due Diligence_  AP's due diligence investigation shall have been completed to its satisfaction.

     6.6 	_Approvals of Third Parties_  AS has secured all necessary
approvals and consents of third parties, if any, to the consummation of the transactions contemplated by this Agreement.


                                  ARTICLE VII

                          AS's Conditions Precedent

     Except as may be waived in writing by AS, the obligations of AS hereunder are subject to fulfillment at or prior to the Closing of each of the following conditions:

     7.1 	_Representations and Warranties_  The representations and
warranties of AP contained herein shall be true and correct as of the Closing, subject to any changes contemplated by this Agreement, and AS shall not have discovered any material error, misstatement or omission therein.

     7.2 _Covenants_ AP shall have performed and complied in all material respects with all covenants or conditions required by this Agreement to be performed and complied with by it prior to the Closing.

    	7.3 	_Purchase Price_  AP shall have delivered to AS that portion of the Purchase Price required by Sections 1.3(a) and 1.3(b) as provided therein.

     7.4	 _Proceedings_  No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.



                                 ARTICLE VIII

                               Indemnification

     8.1 	_AS's Indemnity_  Subject to the terms and conditions of this
Article VIII, AS hereby agrees to indemnify, defend and hold AP and its officers, directors, agents, attorneys and affiliates harmless from any product liability or breach of warranty claims relating to products manufactured, sold and delivered by AS prior to the Closing, and all general liability claims arising out of or relating to occurrences of any nature relating to AS's business operations prior to the Closing, whether any such claims are asserted prior to or after the Closing;

     8.2 	_AP's Indemnity_  Subject to the terms and conditions of this
Article VIII, AP hereby agrees to indemnify, defend and hold AS and its officers, directors, agents, attorneys and affiliates harmless from and against all damages asserted against or incurred by AS by reason of or resulting from (a) a breach by AP of any representation, warranty or covenant contained herein or in any agreement executed pursuant hereto, and (b) AP's operation of its business following the Closing.

     8.3 	_Conditions of Indemnification_  The respective obligations
and liabilities of AS and AP (the "indemnifying party") to the other
(the "party to be indemnified") under Sections 8.1 and 8.2 hereof with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

     (a)	Within 20 days (or such earlier time as might be required
     to avoid prejudicing the indemnifying party's position) after receipt of notice of commencement of any action evidenced by service of process or other legal pleading, or with reasonable promptness after the assertion in writing of any claim by a third party, the party to be indemnified shall give the indemnifying party written notice thereof together with a copy of such claim, process or other legal pleading, and the indemnifying party shall have the right to undertake the defense thereof by representatives of its own choosing and at its own expense; provided, however, that the party to be indemnified may participate in the defense with counsel of its own choice and at its own expense.

     (b)	In the event that the indemnifying party, by the 30th day
     after receipt of notice of any such claim (or, if earlier, by the 10th day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, the party to be indemnified will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such indemnifying party and at the indemnifying party's expense, subject to the right of the indemnifying party to assume the defense of such claims at any time prior to settlement, compromise or final determination thereof.

     (c)	Anything in this Article VIII to the contrary
     notwithstanding, the indemnifying party shall not settle any claim without the consent of the party to be indemnified unless such settlement involves only the payment of money and the claimant provides to the party to be indemnified a release from all liability in respect of such claim. If the settlement of the claim involves more than the payment of money, the indemnifying party shall not settle the claim without the prior consent of the party to be indemnified, which consent shall not be unreasonably withheld.

     (d)	The party to be indemnified and the indemnifying party will
     each cooperate with all reasonable requests of the other.

     8.4 	_Remedies Exclusive_  The remedies provided in this Article
VIII are exclusive of any and all other rights or remedies available by one party against the other, either at law or in equity.


                                   ARTICLE IX

                                 Miscellaneous


     9.1 	_Amendment_  This Agreement may be amended, modified or
supplemented only by an instrument in writing of subsequent date which expressly references this Agreement and is executed by the party against which enforcement of the amendment, modification or supplement is sought.

     9.2 	_Assignment  This Agreement shall not be assignable by
either party hereto, except to a corporate affiliate of the assigning party, without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

     9.3 	_Notice_  Any notice or communication given by one party
hereto to the other party must be in writing and given by depositing the same in the United States Postal Service mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person. Such notice shall be deemed received on the date on which it is hand-delivered or otherwise on the third business day following the date on which it is so mailed. For purposes of notice, the addresses of the parties shall be:

If to AS:			          BAE SYSTEMS Aerospace Inc.
				                  Advanced Systems
				                  One Hazeltine Way
             				     Greenlawn, NY 11740

                  				Attention:	Law Department




With a copy to:	     	Franklin and Associates
				                  3733 Yorktown Village Pass
				                  Annandale, VA 22003

                  				Attn:  James J. Franklin

If to AP:			          Antenna Products, Inc.
				                  405 West Loop 820 South,
				                  Suite 100
				                  Fort Worth, Texas  76108

                  				Attn:  Gary Havener


with a copy to:			    Kessler & Collins, P.C.
                  				5950 Sherry Lane
				                  Suite 222
				                  Dallas, Texas  75225

                  				Attn:  Gary S. Kessler

Any party may change its address for notice by written notice given to the other parties.

     9.4 	_Confidentiality_  The parties shall keep this Agreement and its terms confidential, but any party may make such disclosures before or after the Closing as it reasonably considers are required by law, but each party will notify the other party in advance of any such disclosure, or as it considers necessary within its corporate group.
During the due diligence period, neither AP nor AS nor any of their employees or advisors will discuss the proposed transaction with any other party not in its corporate group, or otherwise promote, cooperate in, or be involved in or encourage discussion regarding the sale of the Assets of AS as anticipated herein. In the event that the transactions contemplated by this Agreement are not consummated for any reason whatsoever, the parties hereto agree not to disclose or use any confidential information they may have concerning the affairs of the other party except in accordance with the provisions of the existing Nondisclosure Agreement between the parties dated January 18, 2000, except for information which is required by law to be disclosed.
Should the transactions contemplated hereby not be consummated, nothing contained in this Section shall be construed to prohibit the parties from operating a business in competition with each other.

     9.5 	_Press Releases and Announcements_  Neither party will issue any press release or announcement relating to the subject matter of this Agreement without the prior written approval of the other party; provided that either party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing party will advise the other party prior to making such disclosure).

     9.6 	_Entire Agreement_  Except as incorporated or referred to
herein, this agreement and the Exhibits and Schedules hereto supersede all prior agreements and understanding relating to the subject matter hereof, except that the obligations of any party under any agreement executed pursuant to this Agreement shall not be affected by this Section.

     9.7 	_Costs, Expenses and Legal Fees_  Whether or not the
transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys' fees), except that each party hereto agrees to pay the costs and expenses, including reasonable attorneys' fees, incurred by the other parties in successfully (a) enforcing any of the terms of this Agreement, or (b) proving that the other parties breached any of the terms of this Agreement.

     9.8 	_Severability_  If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     9.9 	_Specific Performance_  AS acknowledges that a refusal by AS to consummate the transactions contemplated hereby, will cause irrevocable harm to AP, for which there may be no adequate remedy at law and for which the ascertainment of damages would be difficult. Therefore, AP shall be entitled, in addition to, and without having to prove the inadequacy of, other remedies at law, to specific performance of this Agreement, as well as injunctive relief (without being required to post bond or other security).

     9.10	_Governing Law_  This Agreement and the rights and
obligations of the parties hereto shall be governed, construed and enforced in accordance with the laws of the State of Texas.

     9.11	_Captions_  The captions in this Agreement are for
convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

     9.12	_Counterparts_  This Agreement may be executed in
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

    	9.13	_Taxes_  AP and AS shall share equally the cost of all
transfer taxes, including sales and use taxes, arising out of the sale and transfer of the Assets as herein defined.

     9.14	_Non-Compete Provisions_

	    (a)	_Noncompetition_.  During a period of five (5) years
     commencing with the Closing Date, AS shall not, anywhere in the world, directly or indirectly, in any capacity, market, sell or lease any planar single beam antenna or any intelligent antenna system in competition with AP in the commercial wireless communications market.

     (b)	_Nonemployment_.  During a period of five (5) years
     commencing with the Closing Date, AS shall not, on its own behalf or on behalf of any other person, partnership, association, corporation or other entity, solicit or in any manner attempt to influence or induce any employee employed by AP to leave the employment of AP.

     (c)	_Severability_.  In addition to the provisions of Section 9.8 hereof, AS agrees that the agreements set forth in this
     Section 9.14 each constitute separate agreements independently supported by good and adequate consideration and shall be severable from the other provisions of, and shall survive, this Agreement. The existence of any claim or cause of action of AS against AP, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by AP of the covenants and agreements of AS contained in this Section 9.14.

     (d)	_Acknowledgments_.  The parties acknowledge and recognize
     that the enforcement of the provisions of this Section 9.14 is necessary to ensure preservation of the value of the Assets purchased by AP pursuant hereto. AS further agrees that due to the nature of such Assets, the noncompetition restrictions set forth in this Section 9.14 are reasonable as to time and geographic area.

    	9.15	_Termination of Agreement_  This Agreement shall terminate in any of the following events:

	    (a)	AS and AP may terminate this Agreement by mutual consent in
     writing;

    	(b)	Either party may terminate this Agreement by giving written
     notice to the other party at any time prior to the Closing in the event such other party is in material breach of any material representation, warranty or covenant contained in this Agreement and such party has not cured such breach to the reasonable satisfaction of the non-breaching party within ten (10) days after receipt of notice from the non-breaching party;

	    (c)	This Agreement shall terminate automatically if the Closing
     of the transaction contemplated hereby does not occur on or before May 1, 2000; or

	    (d)	This Agreement shall terminate upon the conclusion of the
     Closing.

     9.16	_Effect of Termination_

	    (a)	Upon termination of this Agreement pursuant to any of
     Sections 9.15(a) through 9.15(c) above, all obligations of the parties hereunder shall terminate without liability of any party to the other party (except for any liability of any party then in breach).

	    (b)	Upon termination of this Agreement pursuant to Section
     9.15(d), all obligations of the parties hereunder shall terminate without liability of any party to the other party
     (except for any liability of any party then in breach), except that the post-closing provisions in the following
     Sections (and their respective Schedules) shall survive in accordance with their respective terms and conditions:
     Sections 1.1, 1.3, 1.4, 1.6, 1.7, 3.17, 3.18, 4.1, 4.2,
     4.3, all of Article VIII, Sections 9.3, 9.4, 9.5, 9.7, 9.8,
     9.9, 9.10, 9.13, 9.14 and 9.16.




     IN WITNESS WHEREOF, AS and AP have caused duplicate originals of this Agreement to be duly executed by their respective duly authorized representatives.


     ANTENNA PRODUCTS, INC. (AP)


     By: 	_______________________
     Name:  Gary W. Havener
     Title:    Chairman




     BAE SYSTEMS AEROSPACE INC.
     Advanced Systems (AS)

     By: 	_______________________
     Name:  Raymond E. Daugherty
     Title: 	President


Index.  Exhibits to asset purchase agreement*

        1. Schedule 1.1 of Asset Purchase Agreement Between AS and AP dated May 1, 2000

               (a) Patents
               (b) Trademarks
               (c) Existing PSB Models
               (d) PSP Inventory Assets
               (e) PSB Manufacturing Assets
               (f) PSB Documentation
               (g) PSB Demonstration Hardware
               (h) Dual Polarization Omni Antenna Documentation
               (i) Chameleon(TM) Coating Process Assets
               (j) Existing ESMR IAS Models
               (k) ESMR IAS Inventory Assets
               (l) ESMR IAS Demonstration Hardware
               (m) ESMR IAS Manufacturing Assets
               (n) ESMR IAS Documentation
               (o) Existing AMPS IAS Models
               (p) AMPS IAS Demonstration Hardware
               (q) AMPS IAS Documentation

        2.     Attachment A of Schedule 1.1

               (a) Patents and Patent Rights to be Assigned to AP and
                   Subject to Retained Rights by AS
               (b) Pending U.S. Patent Application
               (c) Corresponding Foreign Patents and Pending Patent
                   Applications

        3.     Attachment B of Schedule 1.1

               (a) PSB Inventory

        4.     Attachment B-1

               (a) Purchased Material/Raw Stock

        5.     Attachment B-2

               (a) Completed Antennas

        6.     Attachment B-3

               (a) Planned Additional Completed Antennas

        7.     Attachment B-4

               (a) Work-In-Process (at 4/4/2000)

        8.     Attachment C of Schedule 1.1

               (a) PSB Intermodulation Test Equipment

        9.     Attachment D of Schedule 1.1

               (a) PSB Radome Molds

        10.    Attachment E of Schedule 1.1

               (a) PSB Vendor List

        11.    Attachment F of Schedule 1.1

               (a) PSB Customer Contact List

        12.    Attachment G of Schedule 1.1

               (a) PSB Engineering Data

        13.    Attachment H of Schedule 1.1

               (a) PSB Manufacturing Drawings

        14.  	 Attachment I of Schedule 1.1

               (a) PSB Manufacturing Operation Sheets and CNS Punch
               Tapes

        15.  	 Attachment J of Schedule 1.1

               (a) PSB Product Data Sheets

        16.  	 Attachment K of Schedule 1.1

               (a) PSB Historical Sales and Backlog

        17.  	 Attachment L of Schedule 1.1

               (a) PSB Demonstration Hardware

        18.  	 Attachment M of Schedule 1.1

               (a) Chameleon(TM) Product Data

        19.  	 Attachment N of Schedule 1.1

               (a) ESMR IAS Inventory

        20.  	Attachment O of Schedule 1.1

              (a) ESMR IAS Engineering Support Documentation

        21.  	Attachment P of Schedule 1.1

              (a) ESMR IAS Marketing and Product Support Documentation

        22.  	Attachment Q of Schedule 1.1

              (a) ESMR IAS Manufacturing Drawings

        23.  	Attachment R of Schedule 1.1

              (a) AMPS IAS Demonstration Hardware

        24.  	Attachment S of Schedule 1.1

              (a) AMPS IAS Marketing Documentation

        25.  	Attachment T of Schedule 1.1

              (a) AMPS IAS Manufacturing Drawings

        26.  	Attachment U of Schedule 1.1

              (a) AMPS IAS Software

        27. 	 Schedule 4.3 of Asset Purchase Agreement Between AS and AP,
              Dated May 1, 2000.

        28. 	 Attachment (A) of Schedule 4.3

              (a) Limited Warranty for Standard Commercial
                  Communication Products

        29.  	Exhibit A of Asset Purchase Agreement Between AS and AP
              Dated May 1, 2000

              (a) Bill of Sale Form

        30. Exhibit B of Asset Purchase Agreement Between AS and AP Dated May 1, 2000

              (a) Document Evidencing Transfer of Title to AP Common
                 Shares

        31.  	Attachment B-1

        32.  	Attachment B-2

              (a) Investment Representation of AS

        33.  	Attachment B-3

              (a) Investment Representation of Franklin

        34.  	Attachment B-4

              (a) Investment Representations of Monticello

        35.  	Exhibit C of Asset Purchase Agreement Between AS and
              AP Dated May 1, 2000

              (a) Confirmatory Patent Assignment

        36.  	Bill of Sale and Assignment

        37.  	Confirmatory Patent Assignment

              (a) Exhibit A
                  1. Patents and Patent Rights to be Assigned to AP and
                     Subject to Retained Rights by AS
                  2. Pending U.S. Patent Application
                  3. Corresponding Foreign Patents and Pending Patent
                     applications

        38.  	Stock Issuance Agreement

              (a) Attachment B-1
                  1. Letter to Transfer Agent

              (b) Attachment B-2
                  1. Investment Representation of AS

              (c) Attachment B-3
                  1. Investment Representation of Franklin

              (d) Attachment B-4
                  1. Investment Representation of Monticello



*Copies of the exhibits to the asset purchase agreement will be provided to the Commission upon request.








                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


						                             Antenna Products, Inc.




Date: May 11, 2000                 ____________________________________
                                  	Clark D. Wraight, Vice President and
						                             Principal Financial Officer